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                                                                    EXHIBIT 99.2

                                           FOR IMMEDIATE RELEASE
                                           ---------------------
                                           Contact:
                                           The Liposome Company, Inc.
                                           --------------------------
                                           Lawrence R. Hoffman
                                           Vice President, Finance & CFO
                                           (609) 452-7060
                                           Douglas S. Farrell
                                           Director, Investor Relations
                                           (609) 951-4307


                 LIPOSOME SETS SPECIAL STOCKHOLDERS MEETING FOR
               MAY 12, 2000 TO APPROVE PROPOSED MERGER WITH ELAN
                 - Registration Statement Declared Effective -


Princeton, NJ, -- April 14, 2000 -- The Liposome Company, Inc. (Nasdaq:LIPO) today announced that a special meeting date for Liposome stockholders to vote on the proposed merger with Elan Corporation, plc ("Elan") (NYSE: ELN) has been set for Friday, May 12, 2000. Liposome stockholders will meet at 10:00 A.M., Eastern Daylight Time, at the Holiday Inn, 1053 Route 1, Princeton, New Jersey, 08540. The registration statement relating to the Elan shares and the contingent value rights to be issued to Liposome stockholders pursuant to the merger agreement between Liposome and Elan has been declared effective by the Securities and Exchange Commission.

A proxy statement/prospectus, which describes the proposed merger, merger agreement, related Elan stock issuance and the issuance of contingent value rights, is expected to be mailed on or about April 14, 2000, to Liposome stockholders of record on March 29, 2000. Consummation of the transaction remains subject to Liposome stockholder and regulatory approvals and satisfaction or waiver of customary closing conditions. Upon completion of the merger, Liposome stockholders would receive 0.3850 of an Elan ADS plus one contingent value right for each share of Liposome common stock that they own.

The Liposome Company, Inc. is a biopharmaceutical company developing, manufacturing and marketing therapeutic products to treat cancer and related diseases. ABELCET(R) is marketed in the U.S. and 25 other countries for the treatment of severe, systemic fungal infections in patients who are refractory to or intolerant of conventional therapy and is the leading lipid-based formulation of amphotericin B in the United States. The Company's product pipeline includes
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MYOCET(TM) (formerly known as EVACET(TM)), TLC ELL-12 and bromotaxane for the treatment of various cancers and programs focused on the development of new cancer therapies and vehicles for the delivery of gene therapy.

On March 6, 2000, the Company announced that it had entered into a definitive merger agreement with Elan. Elan is a leading worldwide specialty pharmaceutical company focused on the discovery, development and marketing of therapeutic products and services in neurology and pain management and on the development and commercialization of products using its extensive range of proprietary drug delivery technologies. Elan currently supports many notable biotechnology research efforts; the most significant of which is specifically dedicated to developing pathology-based approaches to the diagnosis and treatment of Alzheimer's disease. Elan is headquartered in Dublin, Ireland, with its principal research and development, manufacturing and marketing facilities located in Ireland, the United States and Israel. Elan's ordinary shares are listed on the London and Dublin Stock Exchanges and its American Depositary Shares trade on the New York Stock Exchange.

               Except for historical information, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding future sales growth prospects for ABELCET(R), the ability of ABELCET(R) to maintain its position as the leading lipid-based formulation of amphotericin B in the U.S., the likelihood that MYOCET(TM), TLC ELL-12 or any other product in the research pipeline can demonstrate safety and efficacy in clinical trials, receive regulatory approval in the U.S. or abroad, or be successfully developed, manufactured and marketed. While these statements reflect the Company's best current judgment, they are subject to risks and uncertainties that could cause actual results to vary, including the risk factors identified in the Company's 1999 10-K filing and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update these forward looking statements.

 This release and other company information is available at http://www.lipo.com